Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

I, Thomas M. Dougherty, Chief Executive Officer of AirGate PCS, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2004

/s/ Thomas M. Dougherty
Thomas M. Dougherty Chief Executive Officer